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                                 Exhibit 10.9

     Mr. Murphy's Employment Agreement is the same as the Employment Agreement in Exhibit 10.2, which is incorporated herein by reference except as to: (i) the name of the signatory, which is Daniel L. Murphy; (ii) the position in Section 1, which is Executive Vice President and Retail Banking Officer; (iii) the signatory for the Company, which is Joseph L. Mancino; (iv) the guarantor for the Company, which is Joseph L. Mancino; and (v) the amount of the base salary in Section 3(a), which is $180,000.